                                PLEDGE AGREEMENT





        THIS PLEDGE AGREEMENT, dated as of May 12, 1994, is made and given by Equity Holdings Limited, an Illinois limited partnership (the "Pledgor"), to First Bank National Association, a national banking association (the "Bank").

                                   RECITALS


        A. The Pledgor, Riverside Partners, an Illinois limited partnership ("Co-Borrower") and the Bank have entered into a Credit Agreement dated as of May 12, 1994 (as the same may hereafter be amended, restated, or otherwise modified from time to time, the "Credit Agreement") pursuant to which the Bank has agreed to extend to the Pledgor and Co-Borrower certain credit accommodations.

        B. The Pledgor is the owner of the shares (the "Pledged Shares") of stock described in Schedule I hereto issued by the corporations named therein.

        C. It is a condition precedent to the obligation of the Bank to extend credit accommodations pursuant to the terms of the Credit Agreement that this Agreement be executed and delivered by the Pledgor.

        D. The Pledgor finds it advantageous, desirable and in the best interests of the Pledgor to comply with the requirement that this Agreement be executed and delivered to the Bank.

           NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to enter into the Credit Agreement and to extend credit accommodations to the Pledgor thereunder, the Pledgor hereby agrees with the Bank for the Bank's benefit as follows:

Section 1. Defined Terms.

           1 (a) As used in this Agreement, the following terms shall have the meanings indicated:

           "Collateral" shall have the meaning given to such term in Section 2.

           "Event of Default" shall have the meaning given to such term in
Section 11.

        "Lien" shall mean any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases), in, of or on any assets or properties of the Person referred to.

        "Obligations" shall mean (a) all indebtedness, liabilities and obligations of the Pledgor to the Bank or every kind, nature or description under the Credit Agreement, including the Pledgor's obligation on any promissory note or notes under the Credit Agreement and any note or notes hereafter issued in substitution or replacement thereof (collectively, the "Note"), (b) all liabilities of the Pledgor under this Agreement, and (c) in all cases whether due or to become due, and whether now existing or hereafter arising or incurred.

        "Person" shall mean any individual, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

        "Pledged Shares" shall have the meaning given to such term in Recital B above.

        "Security Interest" shall have the meaning given to such term in
Section 2.

           1 (b) Terms Defined in Uniform Commercial Code. All other terms used in this Agreement that are not specifically defined herein or the definitions of which are not incorporated herein by reference shall have the meaning assigned to such terms in the Uniform Commercial Code in effect in the State of Minnesota as of the date first above written to the extent such other terms are defined therein.

           1 (c) Singular/Plural, Etc. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular, the plural and "or" has the inclusive meaning represented by the phrase "and/or." The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections are references to Sections in this Pledge Agreement unless otherwise provided. All references to agreements and other contractual instruments shall be deemed to include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms, and all references to persons shall be deemed to include their permitted successors and assigns. All incorporations by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and include all necessary definitions and related provisions from such other agreements, and all such covenants, terms, definitions or other provisions from other agreements incorporated into this Agreement by reference shall survive any termination of such other agreements until the Obligations are irrevocably paid in full and all obligations of the Bank to advance financial accommodations under the Credit Agreements are terminated.

           Section 2. Pledge. As security for the payment and performance of all of the Obligations, the Pledgor hereby pledges to the Bank and grants to the Bank a security interest (the "Security Interest") in the following (the "Collateral"):

                2(a) The Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

                2(b) All additional shares of stock of any issuer of the Pledged Shares or other securities or debt instruments from time to time acquired by the Pledgor in any manner and pledged to the Bank pursuant to a Pledge Agreement Supplement in the form of Exhibit A attached hereto, and the certificates representing such additional shares which, after such pledge and delivery shall be deemed "Pledged Shares" under this Agreement, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

                2(c) All proceeds of any and all of the foregoing (including proceeds that constitute property of types described above).

           Section 3. Delivery of Collateral. All certificates and instruments representing or evidencing the Pledged Shares shall be delivered to the Bank contemporaneously with the execution of this Agreement. All certificates and instruments representing or evidencing Collateral received by the Pledgor after the execution of this Agreement shall be delivered to the Bank promptly upon the Pledgor's receipt thereof. All such certificates and instruments shall be held by or on behalf of the Bank pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Bank. The Bank shall have the right at any time, after an Event of Default, to cause any or all of the Collateral to be transferred of record into the name of the Bank or its nominee (but subject to the rights of the Pledgor under Section 6) and to exchange certificates representing or evidencing Collateral for certificates of smaller or larger denominations. Notwithstanding any of the foregoing, as to any Collateral consisting of book-entry or uncertificated securities or securities which are held by a third Person, the Pledgor shall deliver to the Bank evidence satisfactory to the Bank that such Collateral has been registered in the name of, or as pledged to, the Bank. Such evidence shall include the acknowledgment of the issuer or Person holding such Collateral that such issuer or Person holds such Collateral as agent for the Bank and that such Collateral is identified on the books of such issuer or third Person as belonging to or pledged to the Bank.

           Section 4. Certain Warranties and Covenants. The Pledgor makes the following warranties and covenants:

                4(a) The Pledgor has title to the Pledged Shares and will have title to each other item of Collateral hereafter acquired, free of all Liens except the Security Interest.

                4(b) The Pledgor has full power and authority to execute this Pledge Agreement, to perform the Pledgor's obligations hereunder and to subject the Collateral to the Security Interest created hereby.

                4(c) No financing statement covering all or any part of the Collateral is on file in any public office (except for any financing statements filed by the Bank).

                4(d) The Pledged Shares have been duly authorized and validly issued by the issuer thereof and are fully paid and non-assessable. The certificates representing the Pledged Shares are genuine. The Pledged Shares are not subject to any offset or similar right or claim of the issuers thereof.

                4(e) The Pledged Shares constitute the percentage of the issued and outstanding shares of stock of the respective issuers thereof indicated on Schedule I (if any such percentage is so indicated).

           Section 5. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or that the Bank may reasonably request, in order to perfect and protect the Security Interest or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that the Pledgor execute and deliver such instruments or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion).

           Section 6. Voting Rights; Dividends; Etc.

           6(a) Subject to paragraph (d) of this Section 6, the Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Shares or any other stock that becomes part of the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if such action could reasonably be expected to have a material adverse effect on the value of the Collateral or any material part thereof.

           6(b) Subject to paragraph (e) of this Section 6, the Pledgor shall be entitled to receive, retain, and use in any manner not prohibited by the Credit Agreement any and all dividends paid in respect of the Collateral; provided, however, that any and all

                (i) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

                (ii) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral,

shall be, and shall be forthwith delivered to the Bank to hold as, Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Bank, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Bank as Collateral in the same form as so received (with any necessary indorsement or assignment). The Pledgor shall, upon request by the Bank, promptly execute all such documents and do all such acts as may be necessary or desirable to give effect to the provisions of this Section 6(b).

           6(c) The Bank shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to Section 6(a) hereof and to receive the dividends that it is authorized to receive and retain pursuant to Section 6(b) hereof.

                6(d) Upon the occurrence and during the continuance of any Event of Default, the Bank shall have the right in its sole discretion, and the Pledgor shall execute and deliver all such proxies and other instruments as may be necessary or appropriate to give effect to such right, to terminate all rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6(a) hereof, and all such rights shall thereupon become vested in the Bank which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights; provided, however, that the Bank shall not be deemed to possess or have control over any voting rights with respect to any Collateral unless and until the Bank has given written notice to the Pledgor that any further exercise of such voting rights by the Pledgor is prohibited and that the Bank and/or its assigns will henceforth exercise such voting rights; and provided, further, that neither the registration of any item of Collateral in the Bank's name nor the exercise of any voting rights with respect thereto shall be deemed to constitute a retention by the Bank of any such Collateral in satisfaction of the Obligations or any part thereof.

           6(e) Upon the occurrence and during the continuance of any Event of Default:

                (i) all rights of the Pledgor to receive the dividends that it would otherwise be authorized to receive and retain pursuant to Section 6(b) hereof shall cease, and all such rights shall thereupon become vested in the Bank who shall thereupon have the sole right to receive and hold such dividends as Collateral, and

                (ii) all payments of dividends that are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 6(e) shall be received in trust for the benefit of the Bank, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Bank as Collateral in the same form as so received (with any necessary indorsement).

           Section 7.    Transfers and Other Liens; Additional Shares.

           7(a) Except as may be permitted by the Credit Agreement, the Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any Lien, upon or with respect to any of the Collateral.

           7(b) The Pledgor agrees that it will (i) cause each issuer of the Pledged Shares that it controls not to issue any stock or other securities in substitution for the Pledged Shares issued by such issuer, except to the Pledgor, and a (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Shares issued in substitution for the Pledged Shares.

           Section 8. Bank Appointed Attorney-in-Fact. The Pledgor hereby appoints the Bank the Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Bank's good-faith discretion, to take any action and to execute any instrument that the Bank may reasonably believe necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 6 hereof), in a manner consistent with the terms hereof, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. The powers granted by the Pledgor to the Bank and its delegates hereby shall be deemed powers coupled with an interest and the same are irrevocable.

           Section 9. Bank May Perform. If the Pledgor fails to perform any agreement contained herein, the Bank may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Bank incurred in connection therewith shall be payable by the Pledgor under Section 14 hereof.

           Section 10. The Bank's Duties. The powers conferred on the Bank hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Bank shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Bank accords its own property of like kind. Except for the safekeeping of any Collateral in its possession and the accounting for monies and for other properties actually received by it hereunder, the Bank shall have no duty, as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Bank has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral. The Bank will take action in the nature of exchanges, conversions, redemption, tenders and the like requested in writing by the Pledgor with respect to any of the Collateral in the Bank's possession if the Bank in its reasonable judgment determines that such action will not impair the Security Interest or the value of the Collateral, but a failure of the Bank to comply with any such request shall not of itself be deemed a failure to exercise reasonable care.

           Section 11. Default. Each of the following occurrences shall constitute an Event of Default under this Agreement (a) the Pledgor shall fail to observe or perform any covenant or agreement applicable to the Pledgor under this Agreement and such failure shall continue for 3 calendar days after whichever of the following is the earliest: (i) the date the Pledgor gives notice of such failure to the Bank, (ii) the date the Pledgor knew or should have known of such failure, and (iii) the date the Bank gives notice of such failure to the Pledgor; or (b) any representation or warranty made by the Pledgor in this Agreement or in any financial statements, reports or certificates heretofore or at any time hereafter submitted by or on behalf of the Pledgor to the Bank shall prove to have been false or materially misleading when made; or (c) any Event of Default shall occur under the Credit Agreement.

                Section 12. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

                12(a) The Bank may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code of the State of Minnesota (the "Code") in effect at that time (whether or not the Code then applies to the affected Collateral), and may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Bank's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Bank may reasonably believe are commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                12(b) The Bank may notify any Person obligated on any of the Collateral that the same has been assigned or transferred to the Bank and that the same should be performed as requested by, or paid directly to, the Bank, as the case may be. The Pledgor shall join in giving such notice, if the Bank so requests. The Bank may, in the Bank's name or in the Pledgor's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such Collateral or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligation of any such Person.

                12(c) Any cash held by the Bank as Collateral and all cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied, with reasonable promptness, by the Bank against, all or any part of the Obligations (including any expenses of the Bank payable pursuant to Section 14 hereof).

           Section 13. Waiver of Certain Claims. The Pledgor acknowledges that because of present or future circumstances, a question may arise under the Securities Act of 1933, as from time to time amended (the "Securities Act"), with respect to any disposition of the Collateral permitted hereunder. The Pledgor understands that compliance with the Securities Act may very strictly limit the course of conduct of the Bank if the Bank were to attempt to dispose of all or any portion of the Collateral and may also limit the extent to which or the manner in which any subsequent transferee of the Collateral or any portion thereof may dispose of the same. There may be other legal restrictions or limitations affecting the Bank in any attempt to dispose of all or any portion of the Collateral under the applicable Blue Sky or other securities laws or similar laws analogous in purpose or effect. The Bank may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment only and not to engage in a distribution or resale thereof. The Pledgor agrees that the Bank shall not incur any liability, and any liability of the Pledgor for any deficiency shall not be impaired, as a result of the sale of the Collateral or any portion thereof at any such private sale in a manner that the Bank reasonably believes is commercially reasonable (within the meaning of Section 9-504(3) of the Uniform Commercial Code). The Pledgor hereby waives any claims against the Bank arising by reason of the fact that the price at which the Collateral may have been sold at such sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Bank shall accept the first offer received and does not offer any portion of the Collateral to more than one possible purchaser. The Pledgor further agrees that the Bank has no obligation to delay sale of any Collateral for the period of time necessary to permit the issuer of such Collateral to qualify or register such Collateral for public sale under the Securities Act, applicable Blue Sky laws and other applicable state and federal securities laws, even if said issuer would agree to do so. Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Bank were to place all or any portion of the Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any portion of the Collateral for its own account, or if the Bank placed all or any portion of the Collateral privately with a purchaser or purchasers.

           Section 14. Costs and Expenses; Indemnity. The Pledgor will pay or reimburse the Bank on demand for all out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel and of any experts and agents) incurred by the Bank in connection with the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest and the preparation, administration (other than day to day routine administration for similar loans), continuance, amendment or enforcement of this Agreement, and all such costs and expenses shall be part of the Obligations secured by the Security Interest. The Pledgor shall indemnify and hold the Bank harmless from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Agreement (including enforcement of this Agreement) or the Bank's actions pursuant hereto, except claims, losses or liabilities resulting from the Bank's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Any liability of the Pledgor to indemnify and hold the Bank harmless pursuant to the preceding sentence shall be part of the Obligations secured by the Security Interest. The obligations of the Pledgor under this Section shall survive any termination of this Agreement.

           Section 15. Waivers and Amendments; Remedies. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Bank and the Pledgor. A waiver so signed shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Bank. All rights and remedies of the Bank shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Bank's option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

           Section 16. Notices. Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telefacsimile transmission, overnight courier or United States mail (postage prepaid, registered or certified mail, return receipt requested) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telefacsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from the date of receipt or refusal of receipt if mailed.

           Section 17. Pledgor Acknowledgments. The Pledgor hereby acknowledges that (a) the Pledgor has been advised by counsel in the negotiation, execution and delivery of this Agreement, (b) the Bank has no fiduciary relationship to the Pledgor, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Pledgor and the Bank.

           Section 18. Continuing Security Interest; Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Obligations and the expiration of the obligation, if any, of the Bank to extend credit accommodations to the Pledgor under the Credit Agreement, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of the Bank hereunder, to the benefit of, and be enforceable by, the Bank and its successors, transferees and assigns to the extent permitted under the Credit Agreement. Without limiting the generality of the foregoing clause (c), the Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person to the extent and in the manner provided in the Credit Agreement, and may similarly transfer all or any portion of its rights under this Pledge Agreement to such Persons.

           Section 19. Release of Pledged Shares; Termination of Security Interest. From time to time, as provided in Section 2.7(c) of the Credit Agreement, the Bank, upon written request of the Pledgor, may release stock certificates evidencing Pledged Shares. Upon payment in full of the Obligations and the expiration of any obligation of the Bank to extend credit accommodations to the Borrower, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Bank will return to the Pledgor such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination. Any reversion or return of the Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Pledgor and shall be without warranty by, or recourse on, the Bank. As used in this Section, "Pledgor" includes any assigns of Pledgor, any Person holding a subordinate security interest in any part of the Collateral or whoever else may be lawfully entitled to any part of the Collateral.

           Section 20. Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF MINNESOTA. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

            Section 21. Consent to Jurisdiction. AT THE OPTION OF THE BANK, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE PLEDGOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE PLEDGOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

          Section 22. Waiver of Jury Trial. EACH OF THE PLEDGOR AND THE BANK, BY ITS ACCEPTANCE OF THIS AGREEMENT, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            Section 23. General. All representations and warranties contained in this Agreement or in any other agreement between the Pledgor and the Bank shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations until the irrevocable payment in full of the Obligations. The Pledgor waives notice of the acceptance of this Agreement by the Bank. Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.

                IN WITNESS WHEREOF, the Pledgor has caused this Pledge Agreement to be duly executed and delivered by a general partner thereunto duly authorized as of the date first above written.

                                      EQUITY HOLDINGS LIMITED
                                      an Illinois limited partnership

                                      By Samuel Zell Revocable Trust
                                      established under Trust Agreement
                                      dated January 17, 1990,
                                      general partner


                                      By /s/  Samuel Zell
                                         ----------------------------------
                                         Samuel Zell, Trustee


                                      By Robert H. and B. Ann Lurie Trust
                                         established under Trust Agreement
                                         establishing the Robert Lurie
                                         Revocable Trust dated December 19,
                                         1989, general partner


                                      By /s/ Sheli Z. Rosenberg
                                         ----------------------------------
                                         Sheli Z. Rosenberg, Trustee

                                      Address:

                                      Two North Riverside Plaza
                                      Chicago, Illinois 60606
                                      Attention:

                                      Telefacsimile: 312-454-9946


Address for the Bank:

First Bank National Association
First Bank Place
601 Second Avenue South
Minneapolis, Minnesota 55402-4302
Telefacsimile (612) 973-0824

                                  SCHEDULE I
                                     TO
                               PLEDGE AGREEMENT


                                                    Share
            Class of     Number         Date     Certificate      Par
Issuer       Stock      of Shares     Purchased    Numbers       Value
-------     --------    ----------    ---------   ----------     -----

GAMI        Common       100,000      Prior to     C4769          $.01
                                      1/1/90

GAMI        Common       100,000      Prior to     C4770          $.01
                                      1/1/90

GAMI        Common       100,000      Prior to     C4771          $.01
                                      1/1/90




As of the date of the Pledge Agreement, Pledgor owns 72.44% of the outstanding classes of voting stock of the Issuer.

                                  EXHIBIT A
                             TO PLEDGE AGREEMENT

                         PLEDGE AGREEMENT SUPPLEMENT


        THIS PLEDGE AGREEMENT SUPPLEMENT ("Supplement"), dated _________199_, is made and given by EQUITY HOLDINGS LIMITED, an Illinois limited partnership (the "Pledgor"), to FIRST BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                 WITNESSETH:

The Pledgor, Riverside Partners, an Illinois limited partnership, and the Bank entered into a Credit Agreement dated as of May 12, 1994 (as amended, modified or supplemented from time to time, the "Credit Agreement") and Pledgor has entered into a Pledge Agreement in favor of the Bank of even date with the Credit Agreement (as amended, modified or supplemented from time to time, the "Pledge Agreement").

NOW, THEREFORE, in consideration of the premises and the agreements set forth herein, the Pledgor hereby supplements the Pledge Agreement as follows:

1. As security for the payment of the Obligations, the Pledgor hereby pledges and grants to the Bank a continuing security interest in and to all right, title and interest of Pledgor whatsoever in the shares of stock described on Annex I hereto (the "Additional Pledged Shares") and the certificates representing the Additional Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Pledged Shares, and all proceeds of any and all of the foregoing. This pledge and grant of security interest is made under and pursuant to the terms of the Credit Agreement and the Pledge Agreement.

2. The Pledgor warrants and represents that it is the lawful owner of the Additional Pledged Shares described on Annex I hereto, and that the Additional Pledged Shares are free and clear of all Liens, except for Liens in favor of Bank.

3. This Supplement supplements and amends the Pledge Agreement. From and after the date hereof, all representations, warranties and covenants of the Pledgor in the Credit Agreement and the Pledge Agreement with respect to Pledged Shares are applicable to the Additional Pledged Shares described on Annex I hereto.

4. Terms used in this Supplement with initial capital letters and not defined herein shall have the meanings assigned thereto in the Pledge Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement Supplement to be duly executed and delivered by its general partner as of the date first above written.

                                      EQUITY HOLDINGS LIMITED
                                      an Illinois limited partnership

                                      By Samuel Zell Revocable Trust
                                      established under Trust Agreement
                                      dated January 17, 1990, general partner

                                      By
                                          --------------------------------
                                           Samuel Zell, Trustee

                                      By Robert H. and B. Ann Lurie Trust
                                      established under Trust Agreement
                                      establishing the Robert Lurie
                                      Revocable Trust dated December 19, 1989, general partner

                                      By
                                         ---------------------------------
                                         Sheli Z. Rosenberg, Trustee

                                      Address:

                                      Two North Riverside Plaza
                                      Chicago, Illinois 60606
                                      Attention:

                                      Telefacsimile: 312-454-9946

                                   ANNEX I
                                      TO
                         PLEDGE AGREEMENT SUPPLEMENT



            Class                                     Share
             of          Number        Date        Certificate       Par
Issuer      Stock      of Shares     Purchased        Numbers       Value
------      -----      ----------    ---------     -----------      -----

As of the date of the Pledge Agreement Supplement, Pledgor owns_____% of the outstanding classes of voting stock of [the Issuer].